As filed with the Securities and Exchange Commission on March 14, 2016

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Minerva Neurosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-0784194
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1601 Trapelo Road

Suite 284

Waltham, MA 02451

(Address of principal registered offices) (Zip Code)

Minerva Neurosciences, Inc. Amended and Restated 2013 Equity Incentive Plan

(Full title of the Plans)

Remy Luthringer, Ph.D.

President and Chief Executive Officer

1601 Trapelo Road

Suite 284

Waltham, MA 02451

(Name and address of agent for service)

(617) 600-7373

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.0001 par value, to be issued pursuant to the Minerva Neurosciences, Inc. Amended and Restated 2013 Equity Incentive Plan	750,000 shares (3)	$5.50	$4,121,250.00	$415.01

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Minerva Neurosciences, Inc. Amended and Restated 2013 Equity Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.
(2)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on March 9, 2016.
(3)	Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Plan on January 4, 2016, pursuant to an “evergreen” provision contained in the Plan. Pursuant to such provision, on the first trading day in January of each year from 2015 until 2023, the number of shares authorized for issuance under the Plan is automatically increased by a number equal to the least of (a) 4% of the total number of shares of Common Stock outstanding on the last trading day in the immediately preceding calendar month; (b) 750,000 shares of Common Stock; and (c) a number determined by the Registrant’s board of directors that is less than the amounts set forth in the foregoing clauses (a) and (b).

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective. The Registrant previously registered shares of its Common Stock for issuance under the Plan under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on September 15, 2014 (File No. 333-198753). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Exhibit
3.1(1)	Amended and Restated Certificate of Incorporation of Registrant
3.2(2)	Amended and Restated Bylaws of Registrant
4.3(3)	Specimen Common Stock certificate of Registrant
5.1 *	Opinion of Cooley LLP
23.1 *	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23.2 *	Consent of Cooley LLP (included in Exhibit 5.1)
24.1 *	Power of Attorney (Included on the Signature Page to this Form S-8).
99.1(4)	Amended and Restated 2013 Equity Incentive Plan

*	Filed herewith.
(1)	Filed as Exhibit 3.1 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-195169), filed on June 10, 2014 and incorporated herein by reference.
(2)	Filed as Exhibit 3.2 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-195169), filed on June 10, 2014 and incorporated herein by reference.
(3)	Filed as Exhibit 4.1 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-195169), filed on June 10, 2014 and incorporated herein by reference.
(4)	Filed as Exhibit 10.24 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-195169), filed on June 10, 2014 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on March 14, 2016.

MINERVA NEUROSCIENCES, INC.

By:	/s/ Remy Luthringer, Ph.D.
Remy Luthringer President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, the undersigned hereby constitute and appoint Remy Luthringer, Ph.D. and Geoff Race, and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Remy Luthringer, Ph.D.	President, Chief Executive Officer and Director	March 14, 2016
Remy Luthringer, Ph.D.	(Principal Executive Officer)
/s/ Geoffrey Race Geoffrey Race	Executive Vice President, Chief Business Officer and Chief Financial Officer (Principal Financial Officer)	March 14, 2016
/s/ Frederick Ahlholm	Chief Accounting Officer	March 14, 2016
Frederick Ahlholm	(Principal Accounting Officer)
/s/ Marc D. Beer	Director	March 14, 2016
Marc D. Beer
/s/ Francesco de Rubertis, Ph.D.	Director	March 14, 2016
Francesco de Rubertis, Ph.D.
/s/ Michèle Ollier, MD	Director	March 14, 2016
Michèle Ollier, MD
/s/ Nico Vandervelpen	Director	March 14, 2016
Nico Vandervelpen
/s/ Jan van Heek	Director	March 14, 2016
Jan van Heek
/s/ Fouzia Laghrissi-Thode, MD	Director	March 14, 2016
Fouzia Laghrissi-Thode, MD
/s/ David Kupfer, MD	Director	March 14, 2016
David Kupfer, MD

EXHIBIT INDEX

Exhibit Number	Exhibit
3.1(1)	Amended and Restated Certificate of Incorporation of Registrant
3.2(2)	Amended and Restated Bylaws of Registrant
4.3(3)	Specimen Common Stock certificate of Registrant
5.1*	Opinion of Cooley LLP
23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Cooley LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (Included on the Signature Page to this Form S-8).
99.1(4)	Amended and Restated 2013 Equity Incentive Plan

*	Filed herewith.
(1)	Filed as Exhibit 3.1 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-195169), filed on June 10, 2014 and incorporated herein by reference.
(2)	Filed as Exhibit 3.2 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-195169), filed on June 10, 2014 and incorporated herein by reference.
(3)	Filed as Exhibit 4.1 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-195169), filed on June 10, 2014 and incorporated herein by reference.
(4)	Filed as Exhibit 10.24 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-195169), filed on June 10, 2014 and incorporated herein by reference.